Exhibit 8(e)

                          FUND PARTICIPATION AGREEMENT

                               Delaware VTP Trust

                                TABLE OF CONTENTS

ARTICLE I.      Sale of Fund Shares.........................................3
ARTICLE II.     Representations and Warranties..............................5
ARTICLE III.    Prospectuses and Proxy Statements; Voting...................8
ARTICLE IV.     Sales Material and Information..............................9
ARTICLE V.      Fees and Expenses..........................................11
ARTICLE VI.     Diversification and Qualification..........................12
ARTICLE VII.    Potential Conflicts and Compliance With Mixed
                and Shared Funding Exemptive Order.........................14
ARTICLE VIII.   Indemnification............................................16
ARTICLE IX.     Applicable Law.............................................25
ARTICLE X.      Termination................................................25
ARTICLE XI.     Notices....................................................28
ARTICLE XII.    Miscellaneous..............................................29
SCHEDULE A      Contracts
SCHEDULE B      Designated Portfolios
SCHEDULE C      Administrative Services
SCHEDULE D      Report per Section 6.6
SCHEDULE E      Expenses





                             PARTICIPATION AGREEMENT

                                      Among

                             FIRST GREAT-WEST LIFE &
                            ANNUITY INSURANCE COMPANY

                               DELAWARE VIP TRUST,
                          DELAWARE MANAGEMENT COMPANY,
                           DELAWARE DISTRIBUTORS, L.P.

                         and CHARLES SCHWAB & CO., INC.

        THIS AGREEMENT, made and entered into as of this 2nd day of June, 2003, by and among FIRST GREAT-WEST LIFE & ANNUITY INSURANCE COMPANY ("FGWL&A"), a New York life insurance company, on its own behalf and on behalf of its Separate Account Variable Annuity-1 Series Account (the "Account"); DELAWARE VIP TRUST, a business trust organized under the laws of Delaware on behalf of the series included on Schedule B hereto ("Fund"); DELAWARE MANAGEMENT COMPANY, a series of Delaware Management Business Trust ("Adviser"), a business trust organized under the laws of Delaware; DELAWARE DISTRIBUTORS, L.P., a limited partnership organized under the laws of Delaware ("Distributor"); and CHARLES SCHWAB & CO., INC., a California corporation ("Schwab") (each a 'Tarty," and collectively, the "Parties").

        WHEREAS, the Fund engages in business as an open-end management investment company and is available to act as the investment vehicle for separate accounts established for variable life insurance policies and/or variable annuity contracts (collectively, the "Variable Insurance Products") to be offered by insurance companies, including FGWL&A, which have entered into participation agreements similar to this Agreement ("Participating Insurance Companies"); and

        WHEREAS, the beneficial interest in the Fund is divided into several series of shares, each designated a "Portfolio" and representing the interest in a particular managed portfolio of securities and other assets; and

        WHEREAS, the Fund has obtained an order from the Securities and Exchange Commission ("SEC"), dated November 2, 1987 (File No. 812-6777), granting Participating Insurance Companies and variable annuity and variable life insurance separate accounts exemptions from the provisions of sections 9(a), 13(a), 15(a), and 15(b) of the Investment Company Act of 1940, as amended ("1940 Act"), and Rules 6e-2(b)(15) and 6e-3(T)(b)(15) thereunder, to the extent necessary to permit shares of the Fund to be sold to and held by variable annuity and variable life insurance separate accounts of life insurance companies that may or may not be affiliated with one

                                        1

another and qualified pension and retirement plans ("Qualified Plans") ("Mixed and Shared Funding Exemptive Order"); and

        WHEREAS, the Fund is registered as an open-end management investment company under the 1940 Act and shares of the Portfolio(s) are registered under the Securities Act of 1933, as amended ("1933 Act"); and

        WHEREAS, the Adviser is a series of a business trust which is duly registered as an investment adviser under the Investment Advisers Act of 1940, as amended, and any applicable state securities laws; and

        WHEREAS, the Distributor is duly registered as a broker-dealer under the Securities Exchange Act of 1934, as amended, ("1934 Act") and is a member in good standing of the National Association of Securities Dealers, Inc. ("NASD"); and

        WHEREAS, FGWL&A has registered interests under certain variable annuity contracts that are supported wholly or partially by the Account under the 1933 Act and that are listed in Schedule A hereto ("Contracts"); and

        WHEREAS, the Account is a duly organized, validly existing segregated asset account, established by resolution of the Board of Directors of FGWL&A on January 15, 1997, under the insurance laws of the State of New York, to set aside and invest assets attributable to the Contracts; and

        WHEREAS, FGWL&A has registered the Account as a unit investment trust under the 1940 Act and has registered (or will register prior to sale) the securities deemed to be issued by the Account under the 1933 Act to the extent required; and

        WHEREAS, to the extent permitted by applicable insurance laws and regulations, FGWL&A intends to purchase shares in the Portfolio(s) listed in Schedule B hereto (the "Designated Portfolio(s)"), on behalf of the Account to fund the Contracts, and the Fund is authorized to sell such shares to unit investment trusts such as the Account at net asset value; and

        WHEREAS, to the extent permitted by applicable insurance laws and regulations, the Account also intends to purchase shares in other open-end investment companies or series thereof not affiliated with the Fund ("Unaffihated Funds") on behalf of the Account to fund the Contracts; and

        WHEREAS, Schwab will perform certain services for the Fund in connection with the

Contracts;

        NOW, THEREFORE, in consideration of their mutual promises, the Parties agree as follows:

ARTICLE I. Sale of Fund Shares

     1.1. The Fund agrees to make shares of the Designated Portfolio(s) available for purchase at the applicable net asset value per share by FGWL&A and the Account on those days on which the Fund calculates its Designated Portfolio(s)' net asset value pursuant to rules of the SEC, and the Fund shall calculate such net asset value on each day which the New York Stock Exchange is open for regular trading. Notwithstanding the foregoing, the Board of Trustees of the Fund (hereinafter the "Board") may refuse to sell shares of any Designated Portfolio to any person, or suspend or terminate the offering of shares of any Designated Portfolio if such action is required by law or by regulatory authorities having jurisdiction or is, hi the sole discretion of the Board acting in good faith and in light of its fiduciary duties under federal and any applicable state laws, necessary in the best interests of the shareholders of such Designated Portfolio.

     1.2. The Fund and Distributor will not sell shares of the Designated Portfolio(s) to any other Participating Insurance Company separate account unless an agreement containing provisions substantially similar to Sections 2.1,
2.4 and 2.11 of Article n, Sections 3.4, 3.5 and 3.6 of Article III, Section 5.1 of Article V, Section 6.5 of Article VI, and Article VII of this Agreement is in effect to govern such sales, it being understood and agreed to by the Parties that to the extent any existing agreement entered into by the Fund and Distributor prior to the date hereof does not contain one or more substantially similar provisions, Fund and Distributor will use their best efforts to promptly amend such agreement to include the missing provision(s).

     1.3. The Fund agrees to (a) sell to FGWL&A those full and fractional shares of the Designated Portfolio(s) that FGWL&A, on behalf of the Account, orders, and (b) redeem for cash, on FGWL&A's order, any full or fractional shares of the Fund held by FGWL&A, in each case executing such orders on each Business Day at the net asset value next computed after receipt by the Fund or its designee of the order for the shares of the Designated Portfolios. For purposes of this
Section 1.3, FGWL&A shall be the designee of the Fund and/or Distributor, as appropriate, for receipt of such orders and receipt by such designee shall constitute receipt by the Fund, provided that the Fund receives notice of any such order by 10:00 a.m. Eastern time on the next following Business Day or later time permitted by Section 1.6 hereof. "Business Day" shall mean any day on which the New York Stock Exchange is open for trading and on which the Designated Portfolio calculates its net asset value pursuant to the rules of the SEC. FGWL&A shall provide the Fund with net purchase and redemption requests computed in accordance with Section 1.7 hereof.

     1.4. In the event of net purchases, FGWL&A shall pay for Fund shares by 3:00 p.m. Eastern time on the next Business Day after an order to purchase Fund shares is made in accor dance with the provisions of Section 1.3 hereof. Payment shall be in federal funds transmitted to the Fund by wire. Upon receipt by the Fund of the federal funds so wired, such funds shall cease to be the responsibility of FGWL&A and shall become the responsibility of the Fund.

     1.5. In the event of net redemptions, the Fund shall pay and transmit the proceeds of redemptions of Fund shares by 11:00 a.m. Eastern Time on the next Business Day after a redemption order is received in accordance with Section 1.3 hereof. Payment shall be in federal funds transmitted to FGWL&A or its designee by wire.


     1.6. The Fund shall make the net asset value per share for each Designated Portfolio available to FGWL&A on each Business Day as soon as reasonably practical after the net asset value per share is calculated and shall use its best efForts to make such net asset value per share available by 5:30 p.m. Eastern time. In the event that the Fund is unable to meet the 5:30 p.m. time stated herein, the Fund shall provide additional time for FGWL&A to place orders for the purchase and redemption of shares equal to the additional time it takes the Fund to make the net asset value available to FGWL&A, except the additional time for FGWL&A to place orders shall not exceed 3 hours. However, if net asset values are not available for inclusion in the next business cycle and purchase orders/redemptions are not able to be calculated and available for FGWL&A to execute within the time frame identified in Section 1.3 hereof, FGWL&A on behalf of the Account, shall be entitled to an adjustment to the number of shares purchased or redeemed to reflect the correct share net asset value.

     1.7. At the end of each Business Day, FGWL&A shall use the information described herein to calculate Account unit values for the day. Using these unit values, FGWL&A shall process each such Business Day's separate account transactions based on requests and premiums received by it by the close of regular trading on the floor of the New York Stock Exchange (currently 4:00 p.m., Eastern time) to determine the net dollar amount of Fund shares which shall be purchased or redeemed at that day's closing net asset value per share.

     1.8. In the event of an error in the computation of a Designated Portfolio's net asset value per share ("NAV") or any dividend or capital gain distribution (each, a "pricing error"), the Distributor or the Fund shall immediately notify FGWL&A as soon as possible after discovery of the error. Such notification may be verbal, but shall be confirmed promptly in writing in accordance with Article XI of this Agreement. A pricing error shall be corrected as follows: (a) if the pricing error results in a difference between the erroneous NAV and the correct NAV of less than $0.01 per share, then no corrective action need be taken; (b) if the pricing error results in a difference between the erroneous NAV and the correct NAV equal to or greater than $0.01 per share, but less than 1/2 of 1% of the Designated Portfolio's NAV at the time of the error, then the Distributor shall reimburse the Designated Portfolio for any loss, after taking into consideration any positive effect of such error; however,.no adjustments to Contract owner accounts need be made; and
(c) if the pricing error results in a difference between the erroneous NAV and the correct NAV equal to or greater than 1/2 of 1% of the Designated Portfolio's NAV at the time of the error, then the Distributor shall reimburse the Designated Portfolio for any loss (without taking into consideration any positive effect of such error) and shall reimburse FGWL&A for the costs of adjustments made to correct Contract owner accounts in accordance with the provisions of Schedule E hereto. If an adjustment is necessary to correct a material error which has caused Contract owners to receive less than the amount to which they are entitled, the number of shares of the appropriate Designated Portfolio(s) attributable to the accounts of the Contract owners will be adjusted and the amount of any underpayments shall be credited by the Distributor to FGWL&A for crediting of such amounts to the applicable Contract owners accounts. Upon notification by the Distributor of any overpayment due to a material error, FGWL&A or Schwab, as the case may be, shall promptly remit to Distributor any overpayment that has not been paid to Contract owners; however, Distributor acknowledges that Schwab and FGWL&A do not intend to seek additional payments from any Contract owner who, because of a pricing error, may have underpaid for units 1.1.

 of interest credited to his/her account. In no event shall Schwab or FGWL&A be liable to Contract owners for any such adjustments or underpayment amounts. A pricing error within categories (b) or (c) above shall be deemed to be "materially incorrect" or constitute a "material error" for purposes of this Agreement. Schwab and FGWL&A each agree that neither the Distributor nor the Fund shall be responsible under the foregoing provisions for amounts incorrectly credited or debited to Contract owner accounts as a result of the transmission by Schwab or FGWL&A (as the case may be) of erroneous purchase or redemption orders to the Fund. Schwab and/or FGWL&A (as the case may be) shall be responsible for correcting any such incorrect entries to Contract owner accounts.

        The standards set forth in this Section 1.8 are based on the Parties' understanding of the views expressed by the staff of the SEC as of the date of this Agreement. In the event the views of the SEC staff are later modified or superseded by SEC or judicial interpretation, the Parties shall amend the foregoing provisions of this Agreement to comport with the appropriate applicable standards, on terms mutually satisfactory to all Parties.

     1.9. The Fund shall furnish same day notice (by wire or telephone, followed by written confirmation) to FGWL&A of any income, dividends or capital gain distributions payable on the Designated Portfolio(s)' shares. FGWL&A hereby elects to receive all such income dividends and capital gain distributions as are payable on the Designated Portfolio shares in additional shares of that Designated Portfolio. FGWL&A reserves the right to revoke this election and to receive all such income dividends and capital gain distributions in cash. The Fund shall notify FGWL&A by the end of the next following Business Day of the number of shares so issued as payment of such dividends and distributions.

     1.10. Issuance and transfer of the Fund's shares will be by book entry only. Stock certificates will not be issued to FGWL&A or the Account. Shares ordered from the Fund will be recorded in an appropriate title for the Account or the appropriate sub-account of the Account.

     1.11. The Parties acknowledge that the arrangement contemplated by this Agreement is not exclusive; the Fund's shares may be sold to other Participating Insurance Companies (subject to Section 1.2 and Article VI hereof) and the cash value of the Contracts may be invested in other investment companies.

 ARTICLE n.   Representations and Warranties

        2.1. FGWL&A represents and warrants that the securities deemed to be issued by the Account under the Contracts are or will be registered under the 1933 Act or exempt from registration thereunder, and that the Contracts will be issued and sold in compliance in all material respects with all applicable laws, rules, and regulations (collectively, "laws*'). FGWL&A further represents and warrants that it is an insurance company duly organized and in good standing under applicable law and that it has legally and validly established the Account prior to any issuance or sale of units thereof as a segregated asset account under Section 4240 of the New York Insurance Law and has registered the Account as a unit investment trust in accordance with the provisions of the 1940 Act to serve as a segregated investment account for the Contracts and that it will maintain such registration for so long as any Contracts are outstanding as required by applicable law.

     2.2. The Fund and Distributor each represents and warrants that Designated Portfolio(s) shares sold pursuant to this Agreement shall be registered under the 1933 Act, duly authorized for issuance and sold in compliance with all applicable laws including without limitation the 1933 Act, the 1934 Act, and the 1940 Act, and that the Fund is and shall remain registered under the 1940 Act. The Fund shall amend the registration statement for its shares under the 1933 Act and the 1940 Act from time to time as required in order to effect the continuous offering of its shares.

     2.3. The Fund reserves the right to adopt a plan pursuant to Rule 12b-l under the 1940 Act and to impose an asset-based or other charge to finance distribution expenses as permitted by applicable law. In any event, the Fund and Adviser agree to comply with applicable provisions and SEC staff interpretations of the 1940 Act to assure that the investment advisory or management fees paid to the Adviser by the Fund are in accordance with the requirements of the 1940 Act. To the extent that the Fund decides to finance distribution expenses pursuant to Rule 12b-l, the Fund undertakes to have its Board, formulate and approve any plan pursuant to Rule 12b-l under the 1940 Act to finance distribution expenses in a manner consistent with such Act and all rules promulgated thereunder.

     2.4. The Fund and Adviser each represents and warrants that it will make every effort to ensure that the investment policies, fees and expenses of the Designated Portfolio(s) are and shall at all times remain in compliance with the insurance and other applicable laws of the State of New York and any other applicable state to the extent required to perform this Agreement. The Fund and Distributor each represents and warrants that it will make every effort to ensure that Designated Portfolio(s) shares will be sold in compliance with the insurance laws of the State of New York and all applicable state insurance and securities laws. FGWL&A and the Fund will endeavor to mutually cooperate with respect to the implementation of any modifications necessitated by any change in state insurance laws, regulations or interpretations of the foregoing that affect the Designated Portfolio(s) (a "Law Change"), and to keep each other informed of any Law Change that becomes known to either Party. In the event of a Law Change, the Fund agrees that, except in those circumstances where the Fund has advised FGWL&A that its Board has determined that implementation of a particular Law Change is not in the best interest of all of the Fund's shareholders with an explanation regarding why such action is lawful, any action required by a Law Change will be taken.

     2.5. The Fund represents and warrants that it is lawfully organized and validly existing under the laws of the State of Delaware and that it does and will comply in all material respects with the 1940 Act.

     2.6. The Adviser represents and warrants that it is a series of a business trust that is and shall remain duly qualified and registered under all applicable laws and that Adviser shall perform its obligations for the Fund in compliance in all material respects with all applicable laws. The Adviser represents and warrants that management and any other fees paid by the Fund to Adviser or its affiliated persons (within the meaning of the 1940 Act) are legitimate and not excessive, and are derived from agreements that do not breach any fiduciary duty of Adviser to the Fund. 2.2.

     2.7. The Distributor represents and warrants that it is and shall remain duly qualified and registered under all applicable laws and that it shall perform its obligations for the Fund in compliance in all material respects with all applicable laws.

     2.8. The Fund and the Adviser represent and warrant that all of their respective directors, officers, employees, investment advisers, and other individuals or entities dealing with the money and/or securities of the Fund are, and shall continue to be at all times, covered by one or more blanket fidelity bonds or similar coverage for the benefit of the Fund in an amount not less than the minimal coverage required by Rule 17g-l under the 1940 Act or related provisions as may be promulgated from time to time. The aforesaid bonds shall include coverage for larceny and embezzlement and shall be issued by a reputable bonding company.

     2.9. Schwab represents and warrants that it has completed, obtained and performed, in all material respects, all registrations, filings, approvals, and authorizations, consents and examinations required by any government or governmental authority as may be necessary to perform this Agreement. Schwab does and will comply, in all material respects, with all applicable laws in the performance of its obligations under this Agreement.

     2.10. The Fund will provide FGWL&A with as much advance notice as is reasonably practicable of any material change affecting the Designated Portfolio(s) (including, but not limited to, any material change in the registration statement or prospectus affecting the Designated Portfolio(s)) and any proxy solicitation affecting the Designated Portfolio(s) and will consult with FGWL&A in order to implement any such change in an orderly manner, recognizing the expenses of changes and attempting to minimize such expenses by using reasonable efforts to implement them in conjunction with regular annual updates of the prospectus for the Contracts. The Fund agrees to share equitably in expenses incurred by FGWL&A as a result of actions taken by the Fund, consistent with the allocation of expenses contained in Schedule E hereto.

     2.11. FGWL&A represents and warrants, for purposes other than diversification under Section 817 of the Internal Revenue Code of 1986 as amended ("the Code"), that the Contracts are currently and at the time of issuance will be treated as annuity contracts under applicable provisions of the Code, and that it will make every effort to maintain such treatment and that it will notify Schwab, the Fund, the Distributor and the Adviser immediately upon having a reasonable basis for believing that the Contracts have ceased to be so treated or that they might not be so treated in the future. In addition, FGWL&A represents and warrants that the Account is a "segregated asset account" and that interests in the Account are offered exclusively through the purchase of or transfer into a "variable contract" within the meaning of such terms under
Section 817 of the Code and the regulations thereunder. FGWL&A will use every effort to continue to meet such definitional requirements, and it will notify Schwab, the Fund, the Distributor and the Adviser immediately upon having a reasonable basis for believing that such requirements have ceased to be met or that they might not be met in the future. FGWL&A represents and warrants that it will not purchase Fund shares with assets derived from tax-qualified retirement plans except, indirectly, through Contracts purchased in connection with such plans.

ARTICLE III.         Prospectuses and Proxy  Statements; Voting

     3.1. At least annually, the Distributor shall provide FGWL&A and Schwab with as many printed copies of the current prospectus for each Designated Portfolio as FGWL&A and Schwab may reasonably request for distribution to Contract owners. If requested by FGWL&A or Schwab in lieu thereof, the Fund or Distributor shall provide such documentation (including a camera-ready copy of each Designated Portfolio's current prospectus as set in type, a diskette containing such documents in the form sent to the financial printer, or an electronic copy of the documents in a format suitable for posting on an Internet website, all as FGWL&A and Schwab may reasonably request) and such other assistance as is reasonably necessary in order for FGWL&A and Schwab once each year (or more frequently if the prospectuses for the Designated Portfolio(s) are amended) to have the prospectus for the Contracts and the Fund's prospectus for the Designated Portfolio(s) printed together in a single document or posted on a website maintained by or for FGWL&A or Schwab. Neither FGWL&A nor Schwab shall make any substantive changes to the content of the Designated Portfolio's current prospectus, or make any non-substantive changes that would cause such prospectus not to comply with the requirements of SEC Form N-1A. The Distributor agrees that the prospectus for the Designated Portfolio(s) will describe only the Designated Portfolio(s) and will not name or describe any other Portfolios or series that may be in the Fund unless required by law. Expenses associated with providing such documentation shall be allocated in accordance with Schedule E hereto.

     3.2. If applicable laws require that the Statement of Additional Information ("SAT) for the Fund be distributed to all Contract owners, then the Distributor shall provide FGWL&A with copies of the Fund's SAI for the Designated Portfolio(s) in such quantities, with expenses to be bome in accordance with Schedule E hereto, as FGWL&A may reasonably require to permit timely distribution thereof to Contract owners. If requested by FGWL&A or Schwab, the Fund, Distributor or Adviser shall provide an electronic copy of the Fund SAI in a format suitable for posting on an Internet website maintained by or on behalf of FGWL&A and/or Schwab. The Fund, Distnbutor and/or the Adviser, as appropriate, shall also provide SAIs to any Contract owner or prospective owner who requests such SAI from the Fund (although it is anticipated that such requests will be made to FGWL&A or Schwab).

     3.3. The Fund, Distributor and/or Adviser as set out in Schedule E, shall provide FGWL&A and Schwab with copies of the Fund's proxy material, reports to stockholders and other communications to stockholders for the Designated Portfolio(s) in such quantity, with expenses to be bome in accordance with
Schedule E hereto, as FGWL&A may reasonably require to permit timely distribution thereof to Contract owners. If requested by FGWL&A or Schwab, the Fund, Distributor or Adviser shall provide an .electronic copy of such documentation in a format suitable for posting on an Internet website maintained by or on behalf of FGWL&A and/or Schwab. The Fund, Distributor, and Adviser agree that the foregoing materials for the Designated Portfolio(s) will describe only the Designated Portfolio(s) and will not name or describe any other Portfolios or series that may be in the Fund unless required by law.

     3.4. If and to the extent required by law FGWL&A shall:

               (i) solicit voting instructions from Contract owners;

               (ii) vote the Designated Portfolio(s) shares held in the Account in accordance with instructions received from Contract owners; and

               (in) vote Designated Portfolio shares held in the Account for which no instructions have been received in the same proportion as Designated Portfolio(s) shares for which instructions have been received from Contract owners, so long as and to the extent that the SEC continues to interpret the 1940 Act to require pass-through voting privileges for variable contract owners. FGWL&A reserves the right to vote Fund shares held in its general account and in any segregated asset account in its own right, to the extent permitted by law.

     3.5. Participating Insurance Companies shall be responsible for assuring that each of their separate accounts participating in a Designated Portfolio calculates voting privileges in a manner consistent with the standards set forth in the Mixed and Shared Funding Exemptive Order, provided however, that the Fund shall provide FGWL&A and each Participating Insurance Company with a written copy of such standards and such other assistance as may be necessary to facilitate coordination between FGWL&A and other Participating Insurance Companies in complying with such standards and provided further that FGWL&A shall be free to vote Designated Portfolio shares attributable to the Account in any manner permitted by applicable law, to the extent the Mixed and Shared Funding Order is superseded by SEC or administrative practice (including no-action relief).

     3.6. The Fund will comply with all provisions of the 1940 Act requiring voting by shareholders, and in particular the Fund will either provide for annual meetings (except insofar as the SEC may interpret Section 16 of the 1940 Act not to require such meetings) or, as the Fund currently intends, comply with
Section 16(c) of the 1940 Act (although the Fund is not one of the trusts described in Section 16(c) of that Act) as well as with Sections 16(a) and, if and when applicable, 16(b). Further, the Fund will act in accordance with the SEC's interpretation of the requirements of Section 16(a) with respect to periodic elections of directors or trustees and with whatever rules the Commission may promulgate with respect thereto.

ARTICLE IV. Sales Material and Information

     4.1. FGWL&A and Schwab shall furnish, or shall cause to be furnished, to the Fund or its designee, a copy of each piece of sales literature or other promotional material that FGWL&A or Schwab, respectively, develops or proposes to use and in which the Fund (or a Designated Portfolio thereof), its Adviser, any of its sub-advisers, or the Distributor is named in connection with the Contracts prior to its use. No such material shall be used until approved by the Fund. The Fund or its designee reserves the right to reasonably object to the continued use of any such sales literature or other promotional material in which the Fund (or a Designated Portfolio thereof), its Adviser, any of its sub-advisers, or the Distributor is named and no such material shall be used if the Fund or its designee so objects.

     4.2. FGWL&A and Schwab shall not give any information or make any representations or statements on behalf of the Fund in connection with the sale of the Contracts other than the information or representations contained in the registration statement (including the prospectus or SAI) for the Fund shares, as the same may be amended or supplemented from time to time, or in sales literature or other promotional material approved by the Fund or Distributor, except with the permission of the Fund or Distributor.

     4.3. The Fund or Distributor shall furnish, or shall cause to be furnished, to FGWL&A and Schwab, a copy of each piece of sales literature or other promotional material in which FGWL&A, its separate account(s), any Contract or Schwab is named prior to its use. No such material shall be used until approved by FGWL&A and Schwab. FGWL&A and Schwab reserve the right to reasonably object to the continued use of any such sales literature or other promotional material in which FGWL&A, its separate account(s), or any Contract, or Schwab is named, and no such material shall be used if the Company or Schwab so objects.

     4.4. The Fund, the Distributor and the Adviser shall not give any information or make any representations on behalf of FGWL&A or concerning
FGWL&A, the Account, or the Contracts other than the information or representations contained in a registration statement, prospectus (which shall include an offering memorandum, if any, if the Contracts issued by FGWL&A or interests therein are not registered under the 1933 Act) or SAI for the Contracts, as the same may be amended or supplemented from time to time, or in sales literature or other promotional material approved by FGWL&A or its designee, except with the permission of FGWL&A.

     4.5. FGWL&A, the Fund, the Distributor, and the Adviser shall not give any information or make any representations on behalf of or concerning Schwab, or use Schwab's name except with the permission of Schwab.

     4.6. The Fund or its designee will provide to FGWL&A and Schwab at least one complete copy of all registration statements, prospectuses, SAIs, sales literature and other promotional materials, applications for exemptions, requests for no-action letters, and all amendments or supplements to any of the above, that relate to the Fund or its shares (collectively, "Fund materials**), contemporaneously with the first use of or public availability of such documents.

     4.7. FGWL&A or Schwab or its designee will provide to the Fund at least one complete copy of all registration statements, prospectuses, SAIs, sales literature and other promotional materials, applications for exemptions, requests for no-action letters, and all amendments or supplements to any of the above, that relate to the Contracts, (collectively, "Contract materials") contemporaneously with the first use of or public availability of such documents.

     4.8. For purposes of Articles IV and Vm, the phrase "sales literature and other promotional material" includes, but is not limited to, advertisements (such as material published, or designed for use in, a newspaper, magazine, or other periodical, radio, television, telephone or tape recording, videotape display, signs or billboards, motion pictures, or other public media; e.g., on line networks such as the Internet or other electronic media), sales literature (i.e., any written communication distributed or made generally available to customers or the public, including brochures, circulars, research reports, market letters, form letters, seminar texts, reprints or excerpts of any other advertisement, sales literature, or published article), educational or training materials or other communications distributed or made generally available to some or all agents or employees, shareholder reports, proxy materials (including solicitations for voting instructions), and any other material constituting sales literature or advertising under the NASD rules, the 1933 Act or the 1940 Act.

        4.9. At the request of any Party to this Agreement, each other Party will make available to the other Party's independent auditors and/or representative of the appropriate regulatory agencies, all records, data and access to operating procedures that may be reasonably requested in connection with compliance and regulatory requirements related to this Agreement or any Party's obligations under this Agreement.

 ARTICLE V. Fees and Expenses

     5.1. The Fund, Distributor and the Adviser shall pay no fee or other compensation to FGWL&A under this Agreement, and FGWL&A shall pay no fee or other compensation to the Fund, Distributor or Adviser under this Agreement, although the Parties hereto will bear certain expenses in accordance with Schedule E hereto, Articles ffl, V, and other provisions of this Agreement.

     5.2. Except as otherwise provided in this Agreement, including without limitation Schedule E hereto, each Party shall bear all expenses incident to the performance of its obligations hereunder. Notwithstanding anything herein to the contrary, the Distributor or Adviser (as they may allocate between themselves) shall reimburse FGWL&A and Schwab for the costs associated with substituting the securities of a registered investment company for the shares of any Designated Portfolio that has discontinued or intends to discontinue the offering of its shares to Contract owners, or that implements, or intends to implement, a fundamental change in investment objective or policy or other change requiring shareholder approval, or with respect to which FGWL&A or Schwab determines to terminate the Agreement pursuant to Section 10.1(b)- (1) hereof. The costs of such substitution shall include, without limitation, reasonable legal fees for obtaining any required SEC order approving such substitution, and expenses for printing and distributing any prospectus supplement or other disclosure of the substitution or elimination of the Designated Portfolio as an investment vehicle under the Contracts.

     5.3. The Fund, the Distributor and the Adviser acknowledge that a principal feature of the Contracts is the Contract owner's ability to choose from a number of unaffiliated mutual funds (and portfolios or series thereof), including the Designated Portfolio(s) and the Unaffiliated Funds, and to transfer the Contract's cash value between funds and Designated Portfolios. The Fund, the Distributor and the Adviser agree to take reasonable steps to cooperate with FGWL&A and Schwab in facilitating the operation of the Account and the Contracts as described in the prospectus for the Contracts, including but not limited to cooperation in facilitating transfers between Unaffiliated Funds.

     5.4. Schwab agrees to provide certain administrative services, specified in Schedule C hereto, in connection with the arrangements contemplated by this Agreement. The Parties acknowledge and agree that the services referred to in this Section 5.4 are recordkeeping, shareholder communication, and other transaction facilitation and processing, and related administrative services only and are not the services of an underwriter or a principal underwriter of the Fund, and that Schwab is not an underwriter for the shares of the Designated Portfolio(s) within the meaning of the 1933 Act or the 1940 Act.

     5.5. As compensation for the services specified in Schedule C hereto, the Distributor agrees to pay Schwab a monthly Administrative Service Fee based on the percentage per annum on Schedule C hereto applied to the average daily value of the shares of the Designated Portfolio(s) held in the Account with respect to Contracts sold by Schwab.

ARTICLE VI. Diversification and Qualification.
             ----------------------------------

     6.1. The Fund, the Distributor and the Adviser each represents and warrants that the Fund will at all times sell its shares and invest its assets in such a manner as to ensure that the Contracts will be treated as annuity contracts under the Code, and the regulations issued thereunder. Specifically for further clarification of the foregoing, the Fund and Adviser each represents and warrants that the Fund and each Designated Portfolio thereof will at all times comply with Section 817(h) of the Code and Treasury Regulation ss.1.817-5, as amended from time to time, and any Treasury interpretations thereof, iclating to the diversification requirements for variable annuity, endowment, or life insurance contracts and any amendments or other modifications or successor provisions to such Section or Regulations or any other applicable Code requirements. In the event of a breach of this Article VI by the Fund, the Fund, Distributor, and Adviser will take all steps necessary to: (a) notify FGWL&A of such breach, and (b) adequately diversify the Fund so as to achieve compliance within the 30-day grace period afforded by Regulation 1.817-5.

     6.2. The Fund or the Distributor each represents and warrants that shares of the Designated Portfolio(s) will be sold only to Participating Insurance Companies, their separate accounts, Qualified Plans, and any other persons eligible to purchase Portfolio, provided the purchase of shares by such persons would not preclude FGWL&A from "looking through" to the investments of each Designated Portfolio in which it invests, pursuant to the "look through" rules found in Treasury Regulation 1.817-5. No shares of any Designated Portfolio of the Fund will be sold to the general public.

     6.3. The Fund and the Adviser each represents and warrants that each Designated Portfolio is currently qualified as a "regulated investment company" under Subchapter M of the Code, and that each Designated Portfolio will maintain such qualification (under Subchapter M or any successor or similar provisions) as long as this Agreement is in effect, all as required by the Code.

     6.4. The Fund and Adviser each will notify FGWL&A and Schwab immediately upon having a reasonable basis for believing that the Fund or any Designated Portfolio has ceased to comply with the aforesaid Section 817(h) diversification or Subchapter M qualification requirements or might not so comply in the future.

     6.5. Without in any way limiting the effect of Sections 8.3, 8.4 and 8.5 hereof, as applicable to the appropriate entity, and without in any way limiting or restricting any other remedies available to FGWL&A or Schwab, the Distributor and/or Adviser will pay all costs associated with or arising out of any failure, or any anticipated or reasonably foreseeable failure, of the Fund or any Designated Portfolio to comply with Sections 6.1, 6.2, or 6.3 hereof, as applicable to the appropriate entity, including all costs associated with reasonable and appropriate corrections or responses to any such failure; such costs may include, but are not limited to, the costs involved in creating, organizing, and registering a new investment company as a funding medium for the Contracts and/or the costs of obtaining whatever regulatory authorizations are required to substitute shares of another investment company for those of the failed Portfolio (including but not limited to an order pursuant to Section 26(b) of ihe 1940 Act); such costs are to include, but are not limited to, reasonable fees and expenses of legal counsel and other advisors to FGWL&A and any federal income taxes or tax penalties and interest thereon (or "toll charges" or exactments or amounts paid in settlement) incurred by FGWL&A with respect to itself or its Contract owners in connection with any such failure or anticipated or reasonably foreseeable failure.

     6.6. The Fund shall provide FGWL&A or its designee with reports certifying compliance with the aforesaid Section 817(h) diversification and Subchapter M qualification requirements, at the times provided for and substantially in the form attached hereto as Schedule D hereto; provided, however, that providing such reports does not relieve the Fund of its responsibility for such compliance or of its liability for any non-compliance. 6.7. FGWL&A agrees that if the Internal Revenue Service ("IRS") asserts in writing in connection with any governmental audit or review of FGWL&A or, to FGWL&A's knowledge, or any Contract owner that any Designated Portfolio has failed to comply with the diversification requirements of Section 817(h) of the Code or FGWL&A otherwise becomes aware of any facts that could give rise to any claim against the Fund, Distributor or Adviser as a result of such a failure or alleged failure:

     (a) FGWL&A shall promptly notify the Fund, the Distributor and the Adviser of such assertion or potential claim;

     (b) FGWL&A shall consult with the Fund, the Distributor and the Adviser as to how to minimize any liability that may arise as a result of such failure or alleged failure;

     (c) FGWL&A shall use its best efforts to minimize any liability of the Fund, the Distributor and the Adviser resulting from such failure, including, without limitation, demonstrating, pursuant to Treasury Regulations, Section 1.817-5(a)(2), to the commissioner of the IRS that such failure was inadvertent;

     (d) any written materials to be submitted by FGWL&A to the IRS, any Contract owner or any other claimant in connection with any of the foregoing proceedings or contests (including, without limitation, any such materials to be submitted to the IRS pursuant to Treasury Regulations,
     Section 1.817-5(a)(2)) shall, if possible, be provided by FGWL&A to the Fund, the Distributor and the Adviser (together with any supporting information or analysis) within at least two (2) business days prior to submission;

     (e) FGWL&A shall provide the Fund, the Distributor and the Adviser with such cooperation as the Fund, the Distributor and the Adviser shall reasonably request (including, without limitation, by permitting the Fund, the Distributor and the Adviser to review the relevant books and records of FGWL&A) in order to facilitate review by the Fund, the Distributor and the Adviser of any written submissions provided to it or its assessment of the validity or amount of any claim against it arising from such failure or alleged failure;

     (f)FGWL&A shall not with respect to any claim of the IRS or any Contract owner that would give rise to a claim against the Fund, the Distributor and the Adviser (i) compromise or settle any claim, (ii) accept any adjustment on audit, or (iii) forego any allowable administrative or judicial appeals, without the express written consent of the Fund, the Distributor and the Adviser, which shall not be unreasonably withheld; provided that, FGWL&A shall not be required to appeal any adverse judicial decision unless the Fund and the Adviser shall have provided an opinion of independent counsel to the effect that a reasonable basis exists for taking such appeal; and further provided that the Fund, the Distributor and the Adviser shall bear the costs and expenses, including reasonable attorney's fees, incurred by FGWL&A in complying with this clause (f).

 ARTICLE VII.   Potential Conflicts and Compliance With
                Mixed and Shared Funding  Exemptive Order

     7.1. The Fund represents that the Board will monitor the Fund for the existence of any material irreconcilable conflict between the interests of the contract owners of all separate accounts investing in the Fund. A material irreconcilable conflict may arise for a variety of reasons, including: (a) an action by any state insurance regulatory authority; (b) a change in applicable federal or state insurance, tax, or securities laws or regulations, or a public ruling, private letter ruling, no-action or interpretative letter, or any similar action by insurance, tax, or securities regulatory authorities; (c) an administrative or judicial decision in any relevant proceeding; (d) the manner in which the investments of any Designated Portfolio are being managed; (e) a difference in voting instructions given by variable annuity contract and variable life insurance contract owners or by contract owners of different Participating Insurance Companies; or (f) a decision by a Participating Insurance Company to disregard the voting instructions of contract owners. The Board shall promptly inform FGWL&A if it determines that a material irreconcilable conflict exists and the implications thereof.

     7.2. FGWL&A will report any potential or existing conflicts of which it is aware to the Board. FGWL&A will assist the Board in carrying out its responsibilities under the Mixed and Shared Funding Exemptive Order, by providing the Board with all information reasonably necessary for the Board to consider any issues raised. This includes, but is not limited to, an obliga tion by FGWL&A to inform the Board whenever contract owner voting instructions are to be disregarded. Such responsibilities shall be carried out by FGWL&A with a view only to the interests of its Contract owners.

     7.3. If it is determined by a majority of the Board, or a majority of its members who are not interested persons of the Fund, the Distributor, the Adviser or any sub-adviser to any of the Designated Portfolios (the "Disinterested Members "), that a material irreconcilable conflict exists, and it is a Participating Insurance Company for which a material irreconcilable conflict is relevant, FGWL&A and other Participating Insurance Companies shall, at their expense and to the extent reasonably practicable (as determined by a majority of the Disinterested Members), take whatever steps are necessary to remedy or eliminate the material irreconcilable conflict, up to and including: (1) withdrawing the assets allocable to some or all of the separate accounts from the Fund or any Designated Portfolio and reinvesting such assets in a different investment medium, including (but not limited to) another portfolio of the Fund, or submitting the question whether such segregation should be implemented to a vote of all affected contract owners and, as appropriate, segregating the assets of any appropriate group (i.e., annuity contract owners, life insurance contract owners, or variable contract owners of one or more Participating Insurance Companies) that votes in favor of such segregation, or offering to the affected contract owners the option of making such a change; and (2) establishing a new registered management investment company or managed separate account.

     7.4. If a material irreconcilable conflict arises because of a decision by FGWL&A to disregard Contract owner voting instructions and that decision represents a minority position or would preclude a majority vote, FGWL&A may be required, at the Fund's election, to withdraw the Account's investment in the Fund and terminate this Agreement; provided, however that such withdrawal and termination shall be limited to the extent required by the foregoing material irreconcilable conflict as determined by a majority of the Disinterested Members. Any such withdrawal and termination must take place within six (6) months after the Fund gives written notice that this provision is being implemented, and until the end of that six month period the Fund, the Distributor and the Adviser shall continue to accept and implement orders by FGWL&A for the purchase (and redemption) of shares of the Fund. No charge or penalty will be imposed as a result of such withdrawal. The responsibility to take such remedial action shall be carried out with a view only to the interest of the Contract owners.

     7.5. If a material irreconcilable conflict arises because a particular state insurance regulator's decision applicable to FGWL&A conflicts with the majority of other state regulators, then FGWL&A will withdraw the Account's investment in the Fund and terminate this Agreement within six months after the Board informs FGWL&A in writing that it has determined that such decision has created an irreconcilable material conflict; provided, however, that such withdrawal and termination shall be limited to the extent required by the foregoing material irreconcilable conflict as determined by a majority of the Disinterested Members. Until the end of the foregoing six month period, the Fund and the Distributor shall continue to accept and implement orders by FGWL&A for the purchase (and redemption) of shares of the Fund. The responsibility to take such action shall be carried out with a view only to the interest of the Contract owners. 7.6. For purposes of Sections 7.3 through 7.6 of this Agreement, a majority of the Disinterested Members shall determine whether any proposed action adequately remedies any material irreconcilable conflict, but in no event will the Fund be required to establish a new funding medium for the Contracts. FGWL&A shall not be required by Section 7.3 to establish a new funding medium for the Contracts if an offer to do so has been declined by vote of a majority of Contract owners affected by the material irreconcilable conflict. In the event that the Board determines that any proposed action does not adequately remedy any material irreconcilable conflict, then FGWL&A will withdraw the Account's investment in the Fund and terminate this Agreement within six (6) months after the Board informs FGWL&A in writing of the foregoing determination; provided, however, that such withdrawal and termination shall be limited to the extent required by any such material irreconcilable conflict as determined by a majority of the Disinterested Members.

     7.7. If and to the extent that Rule 6e-2 and Rule 6e-3(T) are amended, or Rule 6e-3 is adopted, to provide exemptive relief from any provision of the 1940 Act or the rules promulgated thereunder with respect to mixed or shared funding (as defined in the Mixed and Shared Funding Exemptive Order) on terms and conditions materially different from those contained in the Mixed and Shared Funding Exemptive Order, then (a) the Fund and/or the Participating Insurance Companies, as appropriate, shall take such steps as may be necessary to comply with Rules 6e-2 and 6e-3(T), as amended, and Rule 6e-3, as adopted, to the extent such rules are applicable; and (b) Sections 3.4, 3.5, 3.6, 7.1, 7.2, 7.3, 7.4, and 7.5 of this Agreement shall continue in effect only to the extent that terms and conditions substantially identical to such Sections are contained in such Rule(s) as so amended or adopted.

ARTICLE Vm.     Indemnification

     8.1. Indemnification By FGWL&A

     8.1 (a). FGWL&A agrees to indemnify and hold harmless the Fund, the Distributor and the Adviser and each of their respective officers and directors or trustees and each person, if any, who controls the Fund, Distributor or Adviser within the meaning of Section 15 of the 1933 Act (collectively, the "Indemnified Parties" for purposes of this Section 8.1) against any and all losses, claims, expenses, damages and liabilities (including amounts paid in settlement with the written consent of FGWL&A) or litigation (including reasonable legal and other expenses) (collectively, a "Loss") to which the Indemnified Parties may become subject under any statute or regulation, at common law or otherwise, insofar as such Loss is related to the sale or acquisition of the Fund's shares or the Contracts and:

        (i) arises out of or is based upon any untrue statements or alleged untrue statements of any material fact contained in any Contract materials, or arise out of or are based upon the omission or the alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, provided that this Agreement to indemnify shall not apply as to any Indemnified Party if such statement or omission or such alleged statement or omission was made in reliance upon and in conformity with information furnished in writing to FGWL&A or Schwab by or on behalf of the Fund, Distributor or Adviser for use in the Contract materials or otherwise for use in connection with the sale of the Contracts or Fund shares; or

        (ii) arises out of or as a result of statements or representations (other than statements or representations contained in Fund materials not supplied by FGWL&A or persons under its control) or wrongful conduct of FGWL&A or persons under its control, with respect to the sale or distribution of the Contracts or Fund shares; or

        (iii) arises out of any untrue statement or alleged untrue statement of a material fact contained in any Fund materials, or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, if such a statement or omission was made in reliance upon and conformity with information furnished in writing to the Fund by or on behalf of FGWL&A; or

        (iv) arises as a result of any failure by FGWL&A to perform the obligations, provide the services, and furnish the materials required of it under the terms of this Agreement; or

        (v) arises out of or result from any material breach of any representation and/or warranty made by FGWL&A in this Agreement or arises out of or result from any other material breach of this Agreement by FGWL&A, including without limitation Section 2.11 and Section 6.7 hereof; or

        (vi) arises out of or result from any failure to provide materially correct purchase or redemption orders to the Fund as limited by and in accordance with the provisions of Sections 8.1(b) and
 8. l(c)  hereof.

     8.1(b). FGWL&A shall not be liable under this indemnification provision with respect to any Loss to which an Indemnified Party would otherwise be subject by reason of such Indemnified Party's willful misfeasance, bad faith, or negligence in the performance of such Indemnified Parry's duties or by reason of such Indemnified Party's reckless disregard of obligations or duties under this Agreement or to any of the Indemnified Parties.

     8.1(c). FGWL&A shall not be liable under this indemnification provision with respect to any claim made against an Indemnified Party unless such Indemnified Party shall have notified FGWL&A in writing within a reasonable time after the summons or other first legal process giving information of the nature of the claim shall have been served upon such Indemnified Party (or after such Indemnified Party shall have received notice of such service on any designated agent), but failure to notify FGWL&A of any such claim shall not relieve FGWL&A from any liability which it may have to the Indemnified Party against whom such action is brought otherwise than on account of this indemnification provision, except to the extent that FGWL&A has been prejudiced by such failure to give notice. In case any such action is brought against an Indemnified Party, FGWL&A shall be entitled to participate, at its own expense, in the defense of such action, and unless the Indemnified Parties release FGWL&A from any further obligation under this Section 8.1 with respect to such claim(s), FGWL&A also shall be entitled to assume the defense thereof, with counsel satisfactory to the Party named in the action. After notice from FGWL&A to such Party of FGWL&A's election to assume the defense thereof, the Indemnified Party shall bear the fees and expenses of any additional counsel retained by it, and FGWL&A will not be liable to such Party under this Agreement for any legal or other expenses subsequently incurred by such Party independently in connection with the defense thereof other than reasonable costs of investigation.

     8.1(d). Each Indemnified Party will promptly notify FGWL&A of the commencement of any litigation or proceedings against them in connection with the issuance or sale of the Fund shares or the Contracts or the operation of the Fund.

     8.2. Indemnification by Schwab.

     8.2(a). Schwab agrees to indemnify and hold harmless the Fund, the Distributor and the Adviser and each of their respective officers and directors or trustees and each person, if any, who controls the Fund, Distributor or Adviser within the meaning of Section 15 of the 1933 Act (collectively, the "Indemnified Parties" for purposes of this Section 8.2) against any Loss, to which the Indemnified Parties may become subject under any statute or regulation, at common law or otherwise, insofar as such Loss is related to the sale or acquisition of the Fund's shares or the Contracts and:

        (i) arises out of Schwab's dissemination of information regarding the Fund that is both (A) materially incorrect and (B) that was neither contained in any Fund material, nor provided in writing to Schwab, nor approved in writing by or on behalf of the Fund, Distributor, or Adviser; or

        (ii) arises out of or is based upon any untrue statements or alleged untrue statements of any material fact contained in sales literature or other piomotional material prepared or approved by Schwab for the Contracts or arise out of or are based upon the omission or the alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, provided that this Agreement to indemnify shall not apply as to any Indemnified Party if such statement or omission or such alleged statement or omission was made in reliance upon and in conformity with information furnished in writing to FGWL&A or Schwab by or on behalf of the Fund, Distributor or Adviser, or to Schwab by FGWL&A for use in any Contract materials or otherwise for use in connection with the sale of the Contracts or Fund shares; or

        (iii) arises out of or as a result of statements or representations (other than statements or representations contained in materials not supplied by Schwab or persons under its control) or wrongful conduct of Schwab or persons under its control, with respect to the sale or distribution of the Contracts; or

        (iv) arises as a result of any failure by Schwab to perform the obligations, provide the services and furnish the materials required of it under the terms of this Agreement; or

        (v) arises out of or results from any material breach of any representation and/or warranty made by Schwab in this Agreement or arise out of or result from any other material breach of this Agreement by Schwab;

 as limited by and in accordance with the provisions of Sections 8.2(b) and 8.2(c) hereof.

     8.2(b). Schwab shall not be liable under this indemnification provision with respect to any Loss to which an Indemnified Party would otherwise be subject by reason of such Indemnified Party's willful misfeasance, bad faith, or negligence in the performance of such Indemnified Party's duties or by reason of such Indemnified Party's reckless disregard of obligations or duties under this Agreement or to any of the Indemnified Parties.

     8.2(c). Schwab shall not be liable under this indemnification provision with respect to any claim made against an Indemnified Party unless such Indemnified Party shall have notified Schwab in writing within a reasonable time after the summons or other first legal process giving information of the nature of the claim shall have been served upon such Indemnified Party (or after such Indemnified Party shall have received notice of such service on any designated agent), but failure to notify Schwab of any such claim shall not relieve Schwab from any liability which it may have to the Indemnified Party against whom such action is brought otherwise than on account of this indemnification provision, except to the extent that Schwab has been prejudiced by such failure to give notice. In case any such action is brought against an Indemnified Party, Schwab shall be entitled to participate, at its own expense, in the defense of such action and unless the Indemnified Parties release Schwab from any further obligation under Section 8.2 with respect to such claim(s), Schwab also shall be entitled to assume the defense thereof, with counsel satisfactory to the Party named in the action. After notice from Schwab to such Party of Schwab's election to assume the defense thereof, the Indemnified Party shall bear the fees and expenses of any additional counsel retained by it, and Schwab will not be liable to such Party under this Agreement for any legal or other expenses subsequently incurred by such Party independently in connection with the defense thereof other than reasonable costs of investigation.

     8.2(d). Each Indemnified Party will promptly notify Schwab of the commencement of any litigation or proceedings against them in connection with the issuance or sale of the Fund shares or the Contracts or the operation of the Fund.

     8.3. Indemnification by the Adviser.

     8.3(a). The Adviser agrees to indemnify and hold harmless FGWL&A and Schwab and each of their directors and officers, and each person, if any, who controls FGWL&A or Schwab within the meaning of Section 15 of the 1933 Act (collectively, the "Indemnified Parties" for purposes of this Section 8.3) against any Loss to which the Indemnified Parties may become subject under any statute or regulation, at common law or otherwise, insofar as such Loss is related to the sale or acquisition of the Fund's shares or the Contracts and:

        (i) arises out of or is based upon any untrue statement or alleged untrue statement of any material fact contained in any Fund materials that relates to, or was provided by or on behalf of the Adviser, or arise out of or are based upon the omission or the alleged omission to state therein a material fact required 1o be slated therein or necessary to make the statements therein not misleading, provided that this Agreement to indemnify shall not apply as to any Indemnified Party if such statement or omission or such alleged statement or omission was made in reliance upon and in conformity with information furnished in writing to the Fund, Distributor or Adviser, by or on behalf of FGWL&A or Schwab for use in the Fund materials or otherwise for use in connection with the sale of the Contracts or the Fund shares; or

        (ii) arises out of or as a result of statements or representations (other than statements or representations contained in Fund materials not supplied by the Adviser or persons under its control) or wrongful conduct of the Adviser or persons under its control, with respect to the sale or distribution of the Contracts or Fund shares; or

        (iii) arises out of any untrue statement or alleged untrue statement of a material fact contained in any Contract materials or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statement or statements therein not misleading, if such statement or omission was made in reliance upon and in conformity with information furnished in writing to FGWL&A or Schwab by or on behalf of the Adviser; or

        (iv) arises as a result of any failure by the Adviser to perform the obligations, provide the services and furnish the materials required of it under the terms of this Agreement (including a failure, whether unintentional or in good faith or otherwise, to comply with the diversification and other qualification requirements specified in Article VI of this Agreement); or

        (v) arises out of or results from any material breach of any representation and/or warranty made by the Adviser in this Agreement or arises out of or result from any other material breach of this Agreement by the Adviser; or

        (vi) arises out of or results from the incorrect or untimely calculation or reporting by the Fund, the Distributor or the Adviser of the daily net asset value per share or dividend or capital gain distribution rate;

 as limited by and in accordance with the provisions of Sections 8.3(b) and 8.3(c) hereof. This indemnification is in addition to and apart from the responsibilities and obligations of the Adviser specified in Article VI hereof.

     8.3(b). The Adviser shall not be liable under this indemnification provision with respect to any Loss to which an Indemnified Party would otherwise be subject by reason of such Indemnified Party's willful misfeasance, bad faith, or negligence in the performance of such Indemnified Party's duties or by reason of such Indemnified Party's reckless disregard of obligations or duties under this Agreement or to any of the Indemnified Parties.

     8.3(c). The Adviser shall not be liable under this indemnification provision with respect to any claim made against an Indemnified Party unless such Indemnified Party shall have notified the Adviser in writing within a reasonable time after the summons or other first legal process giving information of the nature of the claim shall have been served upon such Indemnified Party (or after such Indemnified Party shall have received notice of such service on any designated agent), but failure to notify the Adviser of any such claim shall not relieve the Adviser from any liability which it may have to the Indemnified Party against whom such action is brought otherwise than on account of (Jus indemnification provision, except to the extent that the Adviser has been prejudiced by such failure to give notice. In case any such action is brought against an Indemnified Party, the Adviser will be entitled to participate, at its own expense, in the defense thereof and unless the Indemnified Parties release Adviser from any further obligation under this
Section 8.3 with respect to such claim(s), the Adviser also shall be entitled to assume the defense thereof, with counsel satisfactory to the Party named in the action. After notice from the Adviser to such Party of the Adviser's election to assume the defense thereof, the Indemnified Party shall bear the fees and expenses of any additional counsel retained by it, and the Adviser will not be liable to such Party under this Agreement for any legal or other expenses subsequently incurred by such Party independently in connection with the defense thereof other than reasonable costs of investigation.

     8.3(d). FGWL&A and Schwab agree promptly to notify the Adviser of the commencement of any litigation or proceedings against it or any of its officers or directors in connection with the issuance or sale of the Contracts or the operation of the Account.

     8.4. Indemnification By the Fund.

     8.4(a). The Fund agrees to indemnify and hold harmless FGWL&A and Schwab and each of their respective directors and officers, and each person, if any, who controls FGWL&A or Schwab within the meaning of Section 15 of the 1933 Act (collectively, the "Indemnified Parties" for purposes of this Section 8.4) against any Loss to which the Indemnified Parties may be required to pay or become subject under any statute or regulation, at common law or otherwise, insofar as such Loss, is related to the operations of the Fund and:

        (i) arises out of or is based upon any untrue statement or alleged untrue statement of any material fact contained in any Fund materials, or arise out of or are based upon the omission or the alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, provided that this Agreement to indemnify shall not apply as to any Indemnified Party if such statement or omission or such alleged statement or omission was made in reliance upon and in conformity with information furnished in writing to the Fund, Distributor or Adviser, by or on behalf of FGWL&A or Schwab for use in the Fund materials or otherwise for use in connection with the sale of the Contracts or the Fund shares; or

        (ii) arises out of or as a result of statements or representations (other than statements or representations contained in Fund materials not supplied by the Fund or persons under its control) or wrongful conduct of the Fund or persons under its control, with respect to the sale or distribution of the Contracts or Fund shares; or

        (iii) arises out of any untrue statement or alleged untrue statement of a material fact contained in any Contract materials or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statement or statements therein not misleading, if such statement or omission was made in reliance upon and in conformity with information furnished in writing to FGWL&A or Schwab by or on behalf of the Fund; or

        (iv) arises as a result of any failure by the Fund to perform the obligations, provide the services and furnish the materials required of it under the terms of this Agreement (including a failure, whether unintentional or in good faith or otherwise, to comply with the diversification and other qualification requirements specified in Article VI of this Agreement); or

        (v) arises out of or results from any material breach of any representation and/or warranty made by the Fund in this Agreement or arises out of or result from any other material breach of this Agreement by the Fund; or

        (vi) arises out of or results from the incorrect or untimely calculation or reporting by the Fund of the daily net asset value per share or dividend or capital gain distribution rate;

 as limited by and in accordance with the provisions of Sections 8.4(b) and 8.4(c) hereof.

     8.4(b). The Fund shall not be liable under this indemnification provision with respect to any Loss to which an Indemnified Party would otherwise be subject by reason of such Indemnified Party's willful misfeasance, bad faith, or negligence in the performance of such Indemnified Party's duties or by reason of such Indemnified Party's reckless disregard of obligations or duties under this Agreement or to any of the Indemnified Parties.

     8.4(c). The Fund shall not be liable under this indemnification provision with respect to any claim made against an Indemnified Party unless such Indemnified Party shall have notified the Fund in writing within a reasonable time after the summons or other first legal process giving information of the nature of the claim shall have been served upon such Indemnified Party (or after such Indemnified Party shall have received notice of such service on any designated agent), but failure to notify the Fund of any such claim shall not relieve it from any liability which it may have to the Indemnified Party against whom such action is brought otherwise than on account of this indemnification provision, except to the extent that the Fund has been prejudiced by such failure to give notice. In case any such action is brought against an Indemnified Party, the Fund will be entitled to participate, at its own expense, in the defense thereof and unless the Indemnified Parties release the Fund from any further obligation under this Section 8.4 with respect to such claim(s), the Fund shall also be entitled to assume the defense thereof, with counsel satisfactory to the Party named in the action. After notice from the Fund to such Party of the Fund's election to assume the defense thereof, the Indemnified Party shall bear the fees and expenses of any additional counsel retained by it, and the Fund will not be liable to such Party under this Agreement for any legal or other expenses subsequently incurred by such Party independently in connection with the defense thereof other than reasonable costs of investigation.

     8.4(d). FGWL&A and Schwab each agree promptly to notify the Fund of the commencement of any litigation or proceeding against itself or any of its respective officers or directors in connection with the Agreement, the issuance or sale of the Contracts, the operation of the Account, or the sale or acquisition of shares of the Fund.

     8.5. Indemnification by the Distributor.

     8.5(a). The Distributor agrees to indemnify and hold harmless FGWL&A and Schwab and each of their respective directors and officers, the Contract owners, and each person, if any, who controls FGWL&A or Schwab within the meaning of
Section 15 of the 1933 Act (collectively, the "Indemnified Parties" for purposes of this Section 8.5) against any Loss to which the Indemnified Parties may become subject under any statute or regulation, at common law or otherwise, insofar as such Loss is related to the sale or acquisition of the Fund's shares or the Contracts and:

        (i) arises out of or is based upon any untrue statement or alleged untrue statement of any material fact contained in Fund materials, or arise out of or are based upon the omission or the alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, provided that this Agreement to indemnify shall not apply as to any Indemnified Party if such statement or omission or such alleged statement or omission was made in reliance upon and in conformity with information furnished in writing to the Fund, Distributor or Adviser by or on behalf of FGWL&A or Schwab for use in the Fund materials or otherwise for use in connection with the sale of the Contracts or Fund shares; or

        (ii) arises out of or as a result of statements or representations (other than statements or representations contained in Fund materials not supplied by the Distributor or persons under its control) or wrongful conduct of the Distributor or persons under their control, with respect to the sale or distribution of the Contracts or Fund shares; or

        (iii) arises out of any untrue statement or alleged untrue statement of a material fact contained in any Contract materials, or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statement or statements therein not misleading, if such statement or omission was made in reliance upon and in conformity with information furnished in writing to FGWL&A or Schwab by or on behalf of Distributor; or

        (iv) arises as a result of any failure by the Distributor to perform the obligations, provide the services and furnish the materials required of it under the terms of this Agreement; or

        (v) arises out of or result from any material breach of any representation and/or warranty made by the Distributor in this Agreement or arises out of or results from any other material breach of this Agreement by the Distributor; or

        (vi) arises out of or result from the incorrect or untimely calculation or reporting by the Distributor of the daily net asset value per share or dividend or capital gain distribution rate;

 as limited by and in accordance with the provisions of Sections 8.5(b) and 8.5(c) hereof. This indemnification is in addition to and apart from the responsibilities and obligations of the Distributor specified in Article VI hereof.

     8.5(b). The Distributor shall not be liable under this indemnification provision with respect to any Loss to which an Indemnified Party would otherwise be subject by reason of such Indemnified Party's willful misfeasance, bad faith, or negligence in the performance or such Indemnified Party's duties or by reason of such Indemnified Party's reckless disregard of obligations or duties under this Agreement or to any of the Indemnified Parties.

     8.5(c) The Distributor shall not be liable under this indemnification provision with respect to any claim made against an Indemnified Party unless such Indemnified Party shall have notified the Distributor in writing within a reasonable time after the summons or other first legal process giving information of the nature of the claim shall have been served upon such Indemnified Party (or after such Indemnified Party shall have received notice of such service on any designated agent), but failure to notify the Distributor of any such claim shall not relieve the Distributor from any liability which it may have to the Indemnified Party against whom such action is brought otherwise than on account of this indemnification provision, except to the extent that the Distributor has been prejudiced by such failure to give notice. In case any such action is brought against an Indemnified Party, the Distributor will be entitled to participate, at its own expense, in the defense thereof and unless the Indemnified Parties release the Distributor from any further obligation under this Section 8.5 with respect to such claim(s), the Distributor also shall be entitled to assume the defense thereof, with counsel satisfactory to the Party named in the action. After notice from the Distributor to such Party of the Distributor's election to assume the defense thereof, the Indemnified Party shall bear the fees and expenses of any additional counsel retained by it, and the Distributor will not be liable to such Party under this Agreement for any legal or other expenses subsequently incurred by such Party independently in connection with the defense thereof other than reasonable costs of investigation.

     8.5(d) FGWL&A and Schwab agree to promptly notify the Distributor of the commencement of any litigation or proceedings against it or any of its officers or directors in connection with the issuance or sale of the Contracts or the operation of the Account.

ARTICLE IX.      Applicable Law

     This Agreement shall be construed and the provisions hereof interpreted under and in accordance with the laws of the State of New York, applicable to contracts entirely entered into and performed in New York by New York residents.

ARTICLE X.  Termination

        10.1. This Agreement shall terminate:

          (a) at the option of any Party, with or without cause, with respect to some or all Designated Portfolios, upon six (6) months advance written notice delivered to the other Parties; provided, however, that such notice shall not be given earlier than six (6) months following the date of this Agreement; or

          (b) at the option of FGWL&A or Schwab by written notice to the other Parties with respect to any Designated Portfolio based upon FGWL&A's or Schwab's determination that shares of such Designated Portfolio are not reasonably available to meet the requirements of the Contracts; or

          (c) at the option of FGWL&A or Schwab by written notice to the other Parties with respect to any Designated Portfolio in the event any of the Designated Portfolio's shares are not registered, issued or sold in accordance with applicable law or such law precludes the use of such shares as the underlying investment media of the Con tracts issued or to be issued by FGWL&A; or

          (d) at the option of the Fund, Distributor or Adviser in the event that formal administrative proceedings are instituted against FGWL&A or Schwab by the NASD, the SEC, the Insurance Commissioner or like official of any state or any other regulatory body regarding FGWL&A's or Schwab's duties under this Agreement or related to the sale of the Contracts, the operation of any Account, or the purchase of the Fund shares, if, in each case, the Fund, Distributor or Adviser, as the case may be, reasonably determines in its sole judgment exercised in good faith, that any such administrative proceedings will have a material adverse effect upon the ability of FGWL&A or Schwab to perform its obligations under this Agreement; or

          (e) at the option of FGWL&A or Schwab in the event that formal administrative proceedings are instituted against the Fund, the Distributor or the Adviser by the NASD, the SEC, or any state securities or insurance department or any other regulatory body, if FGWL&A or Schwab reasonably determines in its sole judgment exercised in good faith, that any such administrative proceedings will have a material adverse effect upon the ability of the Fund, the Distributor or the Adviser to perform their obligations under this Agreement; or

          (f) at the option of FGWL&A or Schwab by written notice to the other Parties with respect to any Designated Portfolio in the event that such Portfolio fails to meet the requirements and comply with the representations and warranties specified in Article VI hereof; or

          (g) at the option of FGWL&A or Schwab by written notice to the other Parties with respect to any Designated Portfolio in the event that such Portfolio ceases to qualify as a regulated investment company under Subchapter M of the Code or under any successor or similar provision, or if FGWL&A or Schwab reasonably believes that the Designated Portfolio will fail to meet such requirements or so qualify; or

          (h) at the option of either the Fund, the Distributor or the Adviser, if (i) the Fund, Distributor or Adviser, respectively, shall determine, in its sole judgment reasonably exercised in good faith, that either FGWL&A or Schwab has suffered a material adverse change in its business or financial condition or is the subject of material adverse publicity, (ii) the Fund, Distributor or Adviser notifies FGWL&A or Schwab, as appropriate, of that determination and its intent to terminate this Agreement, and (iii) after considering the actions taken by FGWL&A or Schwab and any other changes in circumstances since the giving of such a notice, the determination of the Fund, Distributor or Adviser shall continue to apply on the sixtieth (60th) day following the giving of that notice, which sixtieth day shall be the effective date of termination; or

          (i) at the option of either FGWL&A or Schwab, if (i) FGWL&A or Schwab, respectively, shall determine, in its sole judgment reasonably exercised in good faith, that the Fund, Distributor or Adviser has suffered a material adverse change in its business or financial condition or is the subject of material adverse publicity, (ii) FGWL&A or Schwab notifies the Fund, Distributor or Adviser, as appropriate, of that determination and its intent to terminate this Agreement, and
          (iii) after considering the actions taken by the Fund, Distributor or Adviser and any other changes in circumstances since the giving of such a notice, the determination of FGWL&A or Schwab shall continue to apply on the sixtieth (60th) day following the giving of that notice, which sixtieth day shall be the effective date of termination; or

          (j) at the option of FGWL&A in the event that formal administrative proceedings are instituted against Schwab by the NASD, the SEC, or any state securities or insurance department or any other regulatory body regarding Schwab's duties under this Agreement or related to the sale of the Fund's shares or the Contracts, the operation of any Account, or the purchase of the Fund shares, provided, however, that FGWL&A determines in its sole judgment exercised in good faith, that any such administrative proceedings will have a material adverse effect upon the ability of Schwab to perform its obligations related to the Contracts; or

          (k) at the option of Schwab in the event that formal administrative proceedings are instituted against FGWL&A by the NASD, the SEC, or any state securities or insurance department or any other regulatory body regarding FGWL&A's duties under this Agreement or related to the sale of the Fund's shares or the Contracts, the operation of any Account, or the purchase of the Fund shares, provided, however, that Schwab determines in its sole judgment exercised in good faith, that any such administrative proceedings will have a material adverse effect upon the ability of FGWL&A to perform its obligations related to the Contracts; or

          (1) at the option of any non-defaulting Party hereto in the event of a material breach of this Agreement by any Party hereto (the "defaulting Party") other than as described in 10.1(a)-(k); provided, that the non-defaulting Party gives written notice thereof to the defaulting Party, with copies of such notice to all other non-defaulting Parties, and if such breach shall not have been remedied within thirty (30) days after such written notice is given, then the non-defaulting Party giving such written notice may terminate this Agreement by giving thirty (30) days written notice of termination to the defaulting Party.

        10.2. Notice Requirement.

No termination of this Agreement shall be effective unless and until the Party terminating this Agreement gives prior written notice to all other Parties of its intent to terminate, which notice shall set forth the basis for the termination. Furthermore,

          (a) in the event  any  termination  is based  upon the  provisions  of
          Article VTI, or the provisions of Section 10.1(a), 10.1(h) or 10.1(i) of this Agreement, the prior written notice shall be given in advance of the effective date of termination as required by those provisions unless such notice period is shortened by mutual written agreement of the Parties;

          (b) in the event  any  termination  is based  upon the  provisions  of
          Section 10.1(d), 10.1(e), 10.1(j) or 10.1(k) of this Agreement, the prior written notice shall be given at least sixty (60) days before the effective date of termination; and

          (c) in the event  any  termination  is based  upon the  provisions  of
          Section 10.1(b), 10.1(c) or 10.1(f) or 10.1(g), the prior written notice shall be given in advance of the effective date of termination, which date shall be determined by the Party sending the notice.

        10.3. Effect of Termination.

 Notwithstanding any termination of this Agreement, other than as a result of a failure by either the Fund or FGWL&A to meet Section 817(h) of the Code diversification requirements, the Fund, the Distributor and the Adviser shall, at the option of FGWL&A or Schwab, continue to make available additional shares of the Designated Portfolio(s) pursuant to the terms and conditions of this Agreement, for all Contracts in effect on the effective date of termination of this Agreement (hereinafter referred to as "Existing Contracts"). Specifically, without limitation, the owners of the Existing Contracts shall be permitted to reallocate investments among the Designated Portfolio(s), redeem investments in the Designated Portfolio(s) and/or invest in the Designated Portfolio(s) upon the making of additional purchase payments under the Existing Contracts. The Parties agree that this Section 10.3 shall not apply to any terminations under
 Article VH and the effect of such Article VII terminations shall be governed by
 Article VII of this Agreement.

        10.4. Surviving Provisions.

 Notwithstanding any termination of this Agreement, the following provisions shall survive: Article V, Article VHI and Section 12.1 of Article XII. In addition, with respect to Existing Contracts, all provisions of this Agreement shall also survive and not be affected by any termination of this Agreement.

        10.5. Survival of Agreement.

 A termination by Schwab shall terminate this Agreement only as to Schwab, and this Agreement shall remain in effect as to the other Parties; provided, however, that in the event of a termination by Schwab the other Parties shall have the option to terminate this Agreement upon 60 (sixty) days notice, rather than the six (6) months specified in Section 10.1 (a).

 ARTICLE XI. Notices.
             --------

        Any notice shall be sufficiently given when sent by registered or certified mail by the notifying Party to each other Party entitled to notice at the addresses set forth below or at such other address as a Party may from time to time specify in writing to the other Parties.

If to the Fund:

        Delaware VIP Trust
        1818 Market Street Philadelphia PA 19103
        Attention: General Counsel

 If to FGWL&A:

        First Great-West Life & Annuity Insurance Company
        8515 East Orchard Road
        Greenwood Village, CO 80111
        Attention: Vice President and Counsel

 If to the Adviser:

        Delaware Management Company
        One Commerce Square
        Philadelphia, PA 19103
        Attention: General Counsel

 If to the Distributor:

        Delaware Management Company
        One Commerce Square
        Philadelphia, PA 19103
        Attention: General Counsel

If to Schwab:

        Charles Schwab & Co., Inc.
        101 Montgomery Street
        San Francisco, CA 94104
        Attention: General Counsel


ARTICLE Xn. Miscellaneous

     12.1. Subject to the requirements of legal process and regulatory authority, each Party hereto shall treat as confidential any "non-public personal information" about any "consumer" of another Party as such terms are defined in SEC Regulation S-P, and shall not disclose or use such information without the express written consent of such Party. Such written consent shall specify the purposes for which such information may be disclosed or used, which disclosure or use shall be consistent with SEC Regulation S-P.

     12.2. The captions in this Agreement are included for convenience of reference only and in no way define or delineate any of the provisions hereof or otherwise affect their construction or effect

     12.3. This Agreement may be executed simultaneously in two or more counterparts, each of which taken together shall constitute one and the same instrument.

     12.4. If any provision of this Agreement shall be held or made invalid by a court decision, statute, rule or otherwise, the remainder of the Agreement shall not be affected thereby.

     12.5. Each Party hereto shall cooperate with each other Party and all appropriate governmental authorities (including without limitation the SEC, the NASD and state insurance regulators) and shall permit such authorities reasonable access to its books and records in connection with any investigation or inquiry relating to this Agreement or the transactions contemplated hereby. Notwithstanding the generality of the foregoing, each Party hereto further agrees to furnish the New York Insurance Commissioner with any information or reports in connection with services provided under this Agreement which such Commissioner may request in order to ascertain whether the variable annuity operations of FGWL&A are being conducted in a manner consistent with the New York Variable Annuity Regulations and any other applicable law.

     12.6. Any controversy or claim arising out of or relating to this Agreement, or breach thereof, shall be settled by arbitration in a forum jointly selected by the relevant Parties (but if applicable law requires some other forum, then such other forum) in accordance with the Commercial Arbitration Rules of the American Arbitration Association, and judgment upon the award rendered by the arbitrators may be entered in any court having jurisdiction thereof

     12.7. The rights, remedies and obligations contained in this Agreement are cumulative and are in addition to any and all rights, remedies and obligations, at law or in equity, which the Parties hereto are entitled to under state and federal laws.

     12.8. This Agreement or any of the rights and obligations hereunder may not be assigned by any Party without the prior written consent of all Parties hereto.

     12.9. Schwab and FGWL&A are hereby expressly put on notice of the limitation of liability as set forth in the Declarations of Trust of the Fund and agree that, except as otherwise provided herein, the obligations assumed by the Fund pursuant to this Agreement shall be limited in any case to the applicable Designated Portfolio(s) of the Fund and their respective assets and neither Schwab nor FGWL&A shall seek satisfaction of any such obligation from the shareholders of the Fund (solely by reason of their status as such) the Trustees, officers, employees or agents of the Fund, or any of them or from any Portfolio of the Fund that is not a Designated Portfolio

     12.10. Each Party: (a) agrees that the obligations assumed by each other Party pursuant to this Agreement shall be limited in any case to that other Party and its assets and (b) agrees not to seek satisfaction of any such obligation from the shareholders of the other Party, the directors, officers, employees or agents of the other Party, or any of them, except to the extent permitted under this Agreement..

     12.11. Schedules A through E hereto, as the same may be amended from time to time by mutual written agreement of the Parties, are attached hereto and incorporated herein by reference.

        IN WITNESS WHEREOF, each of the Parties hereto has caused this Agreement to be executed in its name and on its behalf by its duly authorized representative as of the date specified below.

                      FIRST GREAT-WEST LIFE &
                      ANNUITY INSURANCE COMPANY


By its authorized officer,
Title:     Senior Vice  President,
Operations Date:

DELAWARE VIP TRUST, on behalf of those series listed on Schedule B

By its authorized officer,
/s/ (illegible signature)
Title: presient /COO/CFO
Date 6/6/03

DELAWARE MANAGEMENT
COMPANY, a series of
Delaware Management
Business Trust

By its authorized officer,


Title: /s/ (illegible signature)

DELAWARE DISTRIBUTORS, L.P.

By its authorized officer,


CHARLES SCHWAB & CO., INC.

By its authorized office

By:


Title:   Vice President,  Partner Relations
Date:

                             Schwab Variable Annuity

                                   SCHEDULE A


        Contracts                                      Form Numbers

 First Great-West Life & Annuity Insurance Company

 Group Variable/Fixed Annuity Contract                    J434NY

                                   SCHEDULE B

 Designated Portfolios
 Delaware VIP Small Cap Value Series



                                   SCHEDULE C

                             Administrative Services

To be performed by Charles Schwab & Co., Inc.

A. Schwab will provide, or cause to be provided, the properly registered and licensed personnel and systems needed for all customer servicing and support - for both Fund and Contract information and questions - including the following:

o       respond to Contract owner inquiries
o       mail fund and Contract prospectus to prospects
o       entry of initial and subsequent orders
o       transfer of cash to FGWL&A and/or Fund
o       explanations of Designated Portfolio
        objectives and characteristics
o       entry of transfers between Unafriliated
        Funds, including the Designated Portfolios
o       Contract balance and allocation inquiries
o       communicate all purchase, withdrawal,
        and exchange orders received from Contract owners to FGWL&A which will transmit orders to Funds
o train call center representatives to explain Fund objectives, Momingstar categories, Fund selection data and differences between publicly traded funds and the Designated Portfolios
o       provide performance data and fund prices
o shareholder services including researching trades, resolving trade disputes, etc.
o coordinate the writing, printing and distribution of semi-annual and annual reports to Contract owners investing in the Designated Portfolios
o create and update Designated Portfolio profiles and other shareholder communications
o       establish scheduled account rebalances
o       web trading and account servicing
o       touch-tone telephone trading and account servicing
o       establish dollar cost averaging
o communications to Contract owners related to product changes, including but not limited to changes in the available Designated Portfolios

B. For the services, Schwab shall receive a fee of ____% per annum applied to the average daily value of the shares of the Fund held by Schwab's customers, payable by the Adviser directly to Schwab, such payments being due and payable within 15 (fifteen) days after the last day of the month to which such payment relates.

C. The Fund will calculate and Schwab will verify with FGWL&A the asset balance for each day on which the fee is to be paid pursuant to this Agreement with respect to each Designated Portfolio.

 D. Schwab will communicate all purchase, withdrawal, and exchange orders it receives from its customers to FGWL&A who will retransmit them to the Fund.

                                   SCHEDULE D

                             Reports per Section 6.6

     With regard to the reports relating to the quarterly testing of compliance with the requirements of Section 817(h) and Subchapter M under the Internal Revenue Code (the "Code") and the regulations thereunder, the Fund shall provide within twenty (20) Business Days of the close of the calendar quarter a report to FGWL&A in the Form Dl attached hereto and incorporated herein by reference, regarding the status under such sections of the Code of the Designated Portfolio(s), and if necessary, identification of any remedial action to be taken to remedy non-compliance.

     With regard to the reports relating to the year-end testing of compliance with the requirements of Subchapter M of the Code, referred to hereinafter as "RIC status," the Fund will provide the reports on the following basis: (i) the last quarter's quarterly reports can be supplied within the 20-day period, and
(ii) a year-end report will be provided 45 days after the end of the calendar year. However, if a problem with regard to RIC status, as defined below, is identified in the third quarter report, on a weekly basis, starting the first week of December, additional interim reports will be provided specially addressing the problems identified in the third quarter report. If any interim report memorializes the cure of the problem, subsequent interim reports will not be required.

     A problem with regard to RIC status is defined as any violation of the following standards, as referenced to the applicable sections of the Code:

          (a) Less than ninety percent of gross income is derived from sources of income specified in Section 85 l(b)(2);

          (b) Less than fifty percent of the value of total assets consists of assets specified in Section 85 l(b)(3)(A); and

          (c) No more than twenty-five percent of the value of total assets is invested in the securities of one issuer, as that requirement is set forth in Section 851(b)(3)(B).

     The Fund shall include in the foregoing reports such additional and/or other information as may be necessary or appropriate to demonstrate compliance with Section 817(h) and Subchapter M of the Code as the same may be amended from time to time.

                                     FORM D1

                            CERTIFICATE OF COMPLIANCE

 For the quarter ended:_______________


        Delaware Management Company (investment advisor) for Delaware VIP Trust, hereby notifies you that, based on internal compliance testing performed as of the end of the calendar quarter ended__________, 20____, the Designated Portfolios were in compliance with all requirements of Section 817(h) and Subchapter M of the Internal Revenue Code (the "Code") and the regulations thereunder as required in the Fund Participation Agreement among First Great-West Life & Annuity Insurance Company, Charles Schwab & Co., Inc. and Delaware Management Company, other than the exceptions discussed below:

 Exceptions                                       Remedial Action

          If no exception to report, please indicate "None."

                              Signed this____day of

                           Delaware Management Company

                                   (Signature)

                                  By:_________

                    (Type or Print Name and Title/Position)



                                   SCHEDULE E

                                    EXPENSES

  The Fund and/or the Distributor and/or Adviser, and FGWL&A will coordinate the functions and pay the costs of the completing these functions based upon an allocation of costs in the tables below. Costs shall be allocated to reflect the Fund's share of the total costs determined according to the number of pages of the Fund's respective portions of the documents, except with respect to the printing of combined fund prospectuses. The calculation for costs associated with the printing of combined fund prospectuses shall be a weighted average factoring in the percentage of assets allocated to (he Fund's respective portfolio(s) as of April 30 of each year, and the actual number of pages in that portfolio's prospectus.

-------------------------------------------------------------------------------------------
 Item                     Function               Party Responsible      Party
                                                 for Coordination       Responsible for
                                                                        Expense
-------------------------------------------------------------------------------------------
-------------------------------------------------------------------------------------------
 Mutual Fund             Printing of combined   FGWL&A                  Fund,
 Prospectus              prospectuses                                   Distributor or
                                                                        Adviser, as
                                                                        applicable
-------------------------------------------------------------------------------------------
-------------------------------------------------------------------------------------------
                         Fund, Distributor      FGWL&A                   Fund,
                         or Adviser shall                                Distributor or
                         supply FGWL&A with                              Adviser, as
                         such numbers of the                             applicable
                         Designated
                         Portfolio(s)
                         prospectus(es) as
                         FGWL&A shall
                         reasonably request
-------------------------------------------------------------------------------------------
-------------------------------------------------------------------------------------------
                         Distribution to New    FGWL&A                  FGWL&A
                         and Inforce
                         Contract owners
-------------------------------------------------------------------------------------------
-------------------------------------------------------------------------------------------
                         Distribution to        Schwab                  Schwab
                         Prospective Contract
                         owners
-------------------------------------------------------------------------------------------
-------------------------------------------------------------------------------------------
 Product Prospectus      Printing for           FGWL&A                  FGWL&A
                         Inforce Contract
                         owners
-------------------------------------------------------------------------------------------
-------------------------------------------------------------------------------------------
                         Printing for           FGWL&A                  Schwab
                         Prospective
                         Contract owners
-------------------------------------------------------------------------------------------
-------------------------------------------------------------------------------------------
                         Distribution to New    FGWL&A                  FGWL&A
                         and Inforce
                         Contract owners
-------------------------------------------------------------------------------------------
  561602

-------------------------------------------------------------------------------------------
 Item                    Function               Party Responsible      Party
                                                for Coordination       Responsible for
                                                                       Expense

-------------------------------------------------------------------------------------------
-------------------------------------------------------------------------------------------
                         Distribution to         Schwab                 Schwab
                         Prospective Contract
                         owners
-------------------------------------------------------------------------------------------
-------------------------------------------------------------------------------------------
 Mutual Fund             If Required by Fund,   Fund, Distributor      Fund, Distributor
 Prospectus Update &     Distributor or         or Adviser             or Adviser
 Distribution            Adviser
-------------------------------------------------------------------------------------------
-------------------------------------------------------------------------------------------
                         If Required            FGWL&A                 FGWL&A
                         by FGWL&A
-------------------------------------------------------------------------------------------
-------------------------------------------------------------------------------------------
                         If Required            Schwab                 Schwab
                         by Schwab
-------------------------------------------------------------------------------------------
-------------------------------------------------------------------------------------------
Product Prospectus       If Required by         FGWL&A                 Fund, Distributor
 Update &                Fund, Distributor                             or Adviser
 Distribution            or Adviser
-------------------------------------------------------------------------------------------
-------------------------------------------------------------------------------------------
                         If Required            FGWL&A                 FGWL&A
                         by FGWL&A
-------------------------------------------------------------------------------------------
-------------------------------------------------------------------------------------------
                         If Required by          Schwab                 Schwab
                         Schwab
-------------------------------------------------------------------------------------------
-------------------------------------------------------------------------------------------
 Mutual Fund SAI         Printing               Fund, Distributor or   Fund, Distributor
                                                Adviser                or Adviser
-------------------------------------------------------------------------------------------
-------------------------------------------------------------------------------------------
                         Distribution           FGWL&A                 FGWL&A
-------------------------------------------------------------------------------------------
-------------------------------------------------------------------------------------------
 Product SAI             Printing               FGWL&A                 FGWL&A
-------------------------------------------------------------------------------------------
-------------------------------------------------------------------------------------------
                         Distribution           FGWL&A                 FGWL&A
-------------------------------------------------------------------------------------------
-------------------------------------------------------------------------------------------
 Proxy Material for      Printing if            Fund, Distributor      Fund, Distributor
 Mutual Fund:            proxy required         or Adviser             or Adviser
                         by Law
-------------------------------------------------------------------------------------------
-------------------------------------------------------------------------------------------
                          Distribution          FGWL&A                 Fund, Distributor
                         (including labor)                             or Adviser
                         if proxy required
                         by Law
-------------------------------------------------------------------------------------------
-------------------------------------------------------------------------------------------
                         Printing &             FGWL&A                 FGWL&A
                         distribution
                         if required
                         by FGWL&A
-------------------------------------------------------------------------------------------
-------------------------------------------------------------------------------------------
 Item                     Function               Party Responsible      Party
                                                 for Coordination       Responsible for
                                                                         Expense
-------------------------------------------------------------------------------------------
-------------------------------------------------------------------------------------------
                          Printing &            FGWL&A                  Schwab
                         distribution if
                         required by Schwab
-------------------------------------------------------------------------------------------
-------------------------------------------------------------------------------------------
 Mutual Fund Annual &     Printing of           FGWL&A                 Fund, Distributor
 Semi-Annual Report      combined reports                              or Adviser
-------------------------------------------------------------------------------------------
-------------------------------------------------------------------------------------------
                         Distribution           FGWL&A                 FGWL&A and
                                                                          Schwab
-------------------------------------------------------------------------------------------
-------------------------------------------------------------------------------------------
 Other communication     If Required by the     Schwab                 Fund, Distributor
 to New and              Fund, Distributor                             or Adviser
 Prospective clients     or Adviser
-------------------------------------------------------------------------------------------
-------------------------------------------------------------------------------------------
                         If Required            Schwab                 FGWL&A
                         by FGWL&A
-------------------------------------------------------------------------------------------
-------------------------------------------------------------------------------------------
                          If Required           Schwab                 Schwab
                         by Schwab
-------------------------------------------------------------------------------------------
-------------------------------------------------------------------------------------------
 Other communication     Distribution           FGWL&A                 Fund, Distributor
 to inforce              (including labor                              or Adviser
                         and printing) if
                         required by the
                         Fund, Distributor
                         or Adviser
-------------------------------------------------------------------------------------------
-------------------------------------------------------------------------------------------
                         Distribution           FGWL&A                 FGWL&A
                         (including labor
                         and printing)i f
                         required by FGWL&A
-------------------------------------------------------------------------------------------
-------------------------------------------------------------------------------------------
                         Distribution           FGWL&A                 Schwab
                         (including labor
                         and printing if
                         required by Schwab
-------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------
 Item                     Function               Party Responsible      Party
                                                for Coordination       Responsible for
                                                                         Expense
-------------------------------------------------------------------------------------------
-------------------------------------------------------------------------------------------
 Errors in Share Price   Cost of error to       FGWL&A                 Fund or Adviser
 calculation pursuant    participants
 to Section 1.8
-------------------------------------------------------------------------------------------
-------------------------------------------------------------------------------------------
                         Cost of                FGWL&A                 Fund or Adviser
                         administrative work
                         to correct error
-------------------------------------------------------------------------------------------
-------------------------------------------------------------------------------------------
 Operations of the       All operations and     Fund, Distributor or   Fund or Adviser
 Fund                    related expenses,      Adviser
                         including the cost
                         of registration and
                         qualification of
                         shares, taxes on
                         the issuance or
                         transfer of shares,
                         cost of management
                         of the business
                         affairs of the Fund,
                         and expenses paid or
                         assumed by the Fund
                         pursuant to
                         any Rule 12b-l plan
-------------------------------------------------------------------------------------------
-------------------------------------------------------------------------------------------
 Operations of the       Federal registration   FGWL&A                 FGWL&A
 Account                 of units of separate
                         account (24f-2 fees)
-------------------------------------------------------------------------------------------